SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549





                             -------------------------


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                          Securities Exchange Act of 1934


                         Date of Report:  October 11, 1995


                               BROADWAY STORES, INC.



                              3880 North Mission Road
                           Los Angeles, California 90031
                                   (213) 227-2000





        Delaware                       1-8765                       94-0457907
   ---------------------------------------------------------------------------
   (State of Incorporation)    (Commission File No.)             (IRS Id. No.)








                              Exhibit Index on Page 6

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Item 1.   Changes in Control of the Registrant.
          ------------------------------------

        Broadway Stores, Inc. ("Broadway") is the surviving corporation in the merger described in Item 2 below. The information set forth in Item 2 below is incorporated herein by this reference.


Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

        On October 11, 1995, a wholly owned subsidiary ("Newco") of Federated Department Stores, Inc. ("Federated") merged with and into Broadway Stores, Inc. ("Broadway") pursuant to an Agreement and Plan of Merger, dated as of August 14, 1995 (the "Merger Agreement"), among Broadway, Federated, and Newco. At the effective time of such merger (the "Merger"), among other things, (i) each then-outstanding share of common stock of Broadway ("Common Stock") was converted into the right to receive 0.27 shares of common stock of Federated ("Federated Common Stock"), (ii) each then-outstanding share of Series A Preferred Stock of Broadway was converted into the right to receive one one-thousandth of a share of new Series A Preferred Stock of Broadway (as the surviving corporation in the Merger), and (iii) each then-outstanding share of common stock of Newco was converted into 370.44 shares of common stock of Broadway (as the surviving corporation in the Merger).

        Immediately following the Merger, Federated owned all 37,044 outstanding shares of the common stock of Broadway, which shares, after giving effect to the issuance pursuant to the Merger of shares of new Series A Preferred Stock of Broadway, represented approximately 98.0% of the total combined voting power of the outstanding capital stock of Broadway. Prior to the Merger, Zell/Chilmark Fund, L.P. owned outstanding shares of Broadway Common Stock that represented approximately 53.0% of the total combined voting power of Broadway's outstanding capital stock. Pursuant to the Merger Agreement, the Board of Directors of Broadway was reconstituted upon the consummation of the Merger to consist of Messrs. Dennis J. Broderick, John R. Sims, and James M. Zimmerman (the members of the Board of Directors of Newco immediately prior to the Merger), each of whom is an employee of Federated.

      Prior to the Merger, Broadway operated department stores that sold a wide range of merchandise, including women's, men's, and children's apparel, cosmetics, home furnishings, and other consumer goods. The assets of Broadway used in such business prior to the Merger included, among others, interests in real estate and improvements thereon, store fixtures, and equipment. Although Broadway anticipates that a number of its stores will be disposed of, as of the date hereof Broadway had not entered into any agreements providing for such dispositions and there can be no assurance that Broadway will do so or as to the


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timing or terms thereof.



     The common stock of Broadway owned by Federated as a result of the Merger will be pledged to secure the outstanding indebtedness of Federated under a credit agreement with a syndicate of banks for which Citibank, N.A. acts as administrative agent and Chemical Bank acts as agent.


Item 4.   Change in Registrant's Certifying Accountant.
          --------------------------------------------

     Prior to the Merger, Price Waterhouse LLP ("Price Waterhouse") served as the principal accountant to audit Broadway's financial statements and KPMG Peat Marwick LLP ("Peat Marwick") served as the principal accountant to audit Federated's financial statements. It is contemplated that, following the Merger, Peat Marwick will serve as the principal accountant to audit Broadway's financial statements.

     Federated's decision to utilize Peat Marwick as Broadway's principal independent auditor may be deemed to constitute a dismissal of Price Waterhouse within the meaning of Item 304(a) of Securities and Exchange Commission Regulation S-K ("Regulation S-K"). The reports of Price Waterhouse on Broadway's consolidated financial statements at and for the fiscal years ended January 28, 1995 and January 29, 1994 made reference to Broadway's plan of reorganization, which became effective on October 8, 1992, and to Broadway's utilization of fresh-start reporting to account for the effects thereof, but were not otherwise qualified or modified as to uncertainty, audit scope, or accounting principles. Management of Broadway is not aware of any disagreements between Broadway and Price Waterhouse or any other matter that would be required to be disclosed herein pursuant to
Item 304(a)(iv) or (v) of Regulation S-K.

      As of the date of this report, Broadway's Board of Directors had not taken any action with respect to the matters discussed above in this Item 4. However, prior to the time that it was contemplated that Broadway would become a subsidiary of Federated, Federated's Board of Directors, upon the recommendation of the Audit Review Committee thereof, appointed Peat Marwick to audit the books, records, and accounts of Federated and its subsidiaries for the fiscal year ending February 3, 1996.


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

Item 7.   Financial Statements, Pro Forma Financial
          -----------------------------------------
          Information and Exhibits.
          ------------------------


          The following exhibits are filed herewith:

          2.1 Agreement and Plan of Merger, dated August 14, 1995, among Broadway, Federated, and Newco (incorporated by referenced to Exhibit 2.1 to the Proxy Statement/Prospectus included in Federated's Registration Statement on Form S-4 (Registration No. 33-62077))


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


                                     SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   BROADWAY STORES, INC.
                                        (Registrant)



Date:  October 18, 1995      By:     /s/ Dennis J. Broderick
                                    -------------------------
                                    Dennis J. Broderick
                                    Vice President




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                                   EXHIBIT INDEX
                                   -------------



Exhibit
Number                    Description                    Page
------                    -----------                    ----

 2.1       Agreement and Plan of Merger, dated August
           14, 1995, among Broadway, Federated, and
           Newco (incorporated by referenced to Exhibit
           2.1 to the Proxy Statement/Prospectus
           included in Federated's Registration
           Statement on Form S-4 (Registration No. 33-
           62077)                                      --


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